Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 12, 2026, Collegium Pharmaceutical, Inc. (the “Company” or “Collegium”) completed the previously announced acquisition (the “Closing”) of (i) all of the issued and outstanding limited liability interests of GPC Commave Holding, LLC, a Delaware limited liability company (“GPC”) from Corium Therapeutics Holdings, LLC, a Delaware limited liability company (“Corium” or “Commave Seller”), and (ii) all of the issued and outstanding limited liability interests of Commave Sub, LLC, a Delaware limited liability company from Corium, LLC, a Delaware limited liability company (“Corium Seller” and together with Commave Seller, the “Seller Parties”) pursuant to an Equity Purchase Agreement (the “Purchase Agreement”) by and among the Company and Seller Parties dated March 19, 2026. Upon the Closing, the Company acquired AZSTARYS® (the “Acquisition”), a central nervous system stimulant prescription medicine used for the treatment of Attention-Deficit/Hyperactivity Disorder, in people 6 years of age and older.

The aggregate consideration paid by the Company at the Closing pursuant to the Purchase Agreement was approximately $655.6 million in cash (following customary adjustments for net working capital, indebtedness, cash, and transaction expenses), which was funded by approximately $355.6 million of the Company’s existing cash on hand and $300.0 million from a delayed draw term loan which is part of the syndicated credit facility announced by the Company in December 2025 (the “Credit Facility”). The Acquisition and the Credit Facility are collectively referred to herein as the “Transactions”. The Company paid $613.6 million in initial cash and placed into escrow $42 million to be potentially released to the Seller Parties after determination of any adjustments related to finalization of certain net sales and returns matters and when certain indemnification obligations lapse 18 months from the Closing. The Company may also pay Commave Seller up to $135.0 million in additional cash consideration if AZSTARYS achieves certain future commercial and manufacturing milestones. The fair value of the potential additional contingent consideration is $38.8 million, resulting in total consideration of approximately $694.4 million.

On December 23, 2025, the Company entered into a Credit Agreement by and among the Company, the lenders from time to time party thereto and Truist Bank, as administrative agent (the “Credit Agreement”). The Credit Agreement provides for (i) a $580.0 million term loan (the “Term Loan”), (ii) $300.0 million of delayed draw term loan commitments (the “Delayed Draw Term Loan” or “DDTL”), and (iii) a $100.0 million revolving credit facility (the “Revolver”) (collectively, the “Credit Facility”). The Credit Facility is guaranteed by certain of the Company’s material subsidiaries and secured by substantially all of the assets of the Company and such material subsidiaries. The debt discounts and issuance costs allocated to the Term Loan were recorded as a direct deduction of the carrying amount of the Term Loan and are amortized over the term of the loan using the effective interest rate. The debt discounts and issuance costs allocated to the Delayed Draw Term Loan were recorded to other noncurrent assets. When the Delayed Draw Term Loan is issued, a proportionate amount of the capitalized cost will be reclassified as a direct deduction of the carrying amount of the issued Delayed Draw Term Loan. The debt discounts and issuance costs allocated to the Revolver were recorded to other noncurrent assets and the deferred debt issuance costs are amortized ratably over the term of the Revolver, regardless of whether there are any outstanding borrowings on the Revolver. The Term Loan, Delayed Draw Term Loan and the Revolver will bear interest at an annual rate equal to the term Secured Overnight Financing Rate (“SOFR”) plus a spread based on the Company’s First Lien Net Leverage Ratio (as defined in the Credit Agreement) ranging from 2.75% to 3.75%. The Delayed Draw Term Loan and Revolver are also subject to fees on the undrawn amounts of 0.30% to 0.50% per annum.

The unaudited pro forma condensed combined financial information gives effect to the Transactions and has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial information gives effect to the accounting for the Transactions, including the pro forma adjustments intended to illustrate the estimated effects of the Acquisition (the “Transaction Accounting Adjustments - Acquisition”) and accounting adjustments for the incurrence of debt by the Company to fund the Acquisition (the “Transaction Accounting Adjustments - Financing”, and together with the Transaction Accounting Adjustments - Acquisition, the “Adjustments”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the Acquisition as if it had been completed on March 31, 2026 and combines the unaudited consolidated balance sheet of Collegium as of March 31, 2026 with the unaudited consolidated balance sheet of Corium as of March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 give effect to the Acquisition as if it had occurred on January 1, 2025, the first day of the fiscal year 2025, and combines the historical results of Collegium and Corium. The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2025 combines the audited consolidated statement of operations of Collegium for the year ended December 31, 2025 and the audited consolidated statement of operations of Corium for the year ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for three-month period ended March 31, 2026 combines the unaudited consolidated statement of operations of Collegium for the three-month period ended March 31, 2026 and the unaudited consolidated statement of operations of Corium for the three-month period ended March 31, 2026.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•	The historical audited consolidated financial statements of Collegium as of and for the fiscal year ended December 31, 2025, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026;
•	The historical unaudited condensed consolidated financial statements of Collegium as of and for three months ended March 31, 2026, as included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2026;
•	The historical audited consolidated financial statements of Corium as of and for the fiscal years ended December 31, 2025 and 2024, included as Exhibit 99.1 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached; and
•	The historical unaudited condensed consolidated financial statements of Corium as of March 31, 2026 and for the three months ended March 31, 2026 and 2025, included as Exhibit 99.2 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

Accounting for the Acquisition

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Collegium has been treated as the acquirer for accounting purposes, and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets and liabilities acquired based on their respective fair values. The acquired assets and assumed liabilities of Corium have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.

Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the combined company’s future results of operations and financial position.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the accounting for the Acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The Adjustments reflect transaction accounting adjustments related to the Acquisition, which is discussed in further detail below. Amounts presented reflect the accounting for the Acquisition by Collegium. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the combined company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Acquisition been consummated on the dates assumed or to project the combined company’s consolidated results of operations or consolidated financial position for any future date or period.

The Company did not acquire ADLARITY. The unaudited pro forma financial information reflects the acquisition of AZSTARYS only. The results, assets, and liabilities of ADLARITY have been excluded from the pro forma financial information, as further described in the notes thereto.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial statements are those used by Collegium as set forth in the audited historical financial statements. The unaudited pro forma condensed combined financial statements reflect any material adjustments known at this time to conform Corium’s historical financial information to Collegium’s significant accounting policies based on the Company’s initial review and understanding of Corium’s summary of significant accounting policies from the date of the Acquisition. These adjustments and reclassifications are based on management’s preliminary analysis. A more comprehensive comparison and assessment will occur, which may result in additional differences being identified. Additionally, Collegium has included certain reclassification adjustments for consistency in the financial statement presentation. See Note 2 for more information.

Corium and Collegium have not had any historical material relationship prior to the Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Collegium Pharmaceutical, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026

(In thousands)

	Historical Collegium (As Reported)	Historical Corium (As Adjusted)	Exclusion of not acquired components		Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
		(Note 2)	(Note 4)		(Note 4)		(Note 6)
Assets
Current assets
Cash and cash equivalents	$268,648	$10,299	$(8,308)	(A)	$(502,469)	(B)	$300,000	(A)	$68,170
Marketable securities	153,105	—	—		(153,105)	(B)	—		—
Accounts receivable, net	228,762	58,191	—		—		—		286,953
Inventory	42,741	36,853	—		35,300	(C)	—		114,894
Prepaid expenses and other current assets	32,562	15,774	—		—		—		48,336
Restricted cash	19,850	10,000	(10,000)	(A)	—		—		19,850
Total current assets	745,668	131,117	(18,308)		(620,274)		300,000		538,203
Property and equipment, net	11,661	—	—		—		—		11,661
Operating lease assets	3,975	281	(281)	(A)	—		—		3,975
Intangible assets, net	614,037	63,747	—		551,800	(D)	—		1,229,584
Restricted cash	1,058	—	—		—		—		1,058
Deferred tax assets	113,567	—	—		—		—		113,567
Other noncurrent assets	16,064	—	—		—		(4,981)	(A)	11,083
Goodwill	145,925	—	—		74,636	(F)	—		220,561
Total assets	$1,651,955	$195,145	$(18,589)		$6,162		$295,019		$2,129,692
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,828	$9,425	$—		$—		$—		$16,253
Accrued liabilities	58,148	16,940	(3,750)	(A)	32,941	(H)	—		104,279
Accrued rebates, returns and discounts	317,691	81,661	—		—		—		399,352
Current portion of term notes payable	32,625	101,347	(101,347)	(A)	—		13,125	(A)	45,750
Current portion of operating lease liabilities	1,449	299	(299)	(A)	—		—		1,449
Business combination consideration payable	17,565	—	—		—		—		17,565
Contingent consideration	—	—	—		12,767	(B)	—		12,767
Deferred revenue	667	—	—		—		—		667
Total current liabilities	434,973	209,672	(105,396)		45,708		13,125		598,082
Term notes payable, net of current portion	531,723	—	—		—		281,894	(A)	813,617
Convertible senior notes	238,472	—	—		—		—		238,472
Operating lease liabilities, net of current portion	3,787	—	—		—		—		3,787
Deferred royalty obligation	121,634	—	—		—		—		121,634
Deferred revenue, net of current portion	8,944	—	—		—		—		8,944
Contingent consideration, net of current portion	—	—	—		26,009	(B)	—		26,009
Deferred tax liabilities, net	—	—	—		39,666	(E)	—		39,666
Total liabilities	1,339,533	209,672	(105,396)		111,383		295,019		1,850,211
Shareholders’ equity:
Preferred stock	—	—	—		—		—		—
Common stock	41	—	—		—		—		41
Members’ capital	—	732,281	—		(732,281)	(G)	—		—
Additional paid-in capital	621,743	—	—		—		—		621,743
Treasury stock	(222,510)	—	—		—		—		(222,510)
Accumulated other comprehensive loss	(219)	—	—		—		—		(219)
Accumulated deficit	(86,633)	(746,808)	86,807	(A)	627,060	(G) (H)	—		(119,574)
Total shareholders’ equity (deficit)	312,422	(14,527)	86,807		(105,221)		—		279,481
Total liabilities and shareholders’ equity	$1,651,955	$195,145	$(18,589)		$6,162		$295,019		$2,129,692

See accompanying notes to the unaudited pro forma condensed combined financial information

Collegium Pharmaceutical, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Three months ended March 31, 2026

(in thousands)

	Historical Collegium (As Reported)	Historical Corium (As Adjusted)	Exclusion of not acquired components		Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
		(Note 2)	(Note 5)		(Note 5)		(Note 7)
Product revenues, net	$193,520	$24,588	$—		$—		$—		$218,108
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	20,801	6,770	—		—		—		27,571
Intangible asset amortization	55,473	622	—		11,852	(B)	—		67,947
Total cost of product revenues	76,274	7,392	—		11,852		—		95,518
Gross profit	117,246	17,196	—		(11,852)		—		122,590
Operating expenses
Selling, general and administrative	86,350	20,500	(29)	(A)	—		—		106,821
Research and development	—	1,249	—		—		—		1,249
Total operating expenses	86,350	21,749	(29)		—		—		108,070
Income (loss) from operations	30,896	(4,553)	29		(11,852)		—		14,520
Interest expense	(15,862)	(3,531)	3,531	(A)	—		(4,932)	(A)	(20,794)
Interest income	3,706	260	(260)	(A)	—		—		3,706
Other income (expense)	—	(3,777)	3,750	(A)	—		—		(27)
Income (loss) before income taxes	18,740	(11,601)	7,050		(11,852)		(4,932)		(2,595)
Provision for income taxes (benefit)	4,244	—	—		(1,742)	(C)	(1,228)	(B)	1,274
Net income (loss)	$14,496	$(11,601)	$7,050		$(10,110)		$(3,704)		$(3,869)

Earnings per share – basic	$0.45								$(0.12)
Weighted-average shares - basic	32,087,472								32,087,472

Earnings per share – diluted	$0.40								$(0.12)
Weighted-average shares - diluted	40,065,665								32,087,472

See accompanying notes to the unaudited pro forma condensed combined financial information.

Collegium Pharmaceutical, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year ended December 31, 2025

(in thousands)

	Historical Collegium (As Reported)	Historical Corium (As Adjusted)	Exclusion of not acquired components		Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
		(Note 2)	(Note 5)		(Note 5)		(Note 7)
Product revenues, net	$780,567	$113,572	$(341)	(AA)	$—		$—		$893,798
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	95,418	31,209	(605)	(AA)	35,300	(BB)	—		161,322
Intangible asset amortization	221,892	1,255	(53)	(AA)	47,410	(CC)	—		270,504
Total cost of product revenues	317,310	32,464	(658)		82,710		—		431,826
Gross profit	463,257	81,108	317		(82,710)		—		461,972
Operating expenses
Selling, general and administrative	284,803	83,950	(1,161)	(AA)	32,941	(DD)	—		400,533
Research and development	—	11,882	—		—		—		11,882
Gain on fair value remeasurement of contingent consideration	(1,182)	—	—		—		—		(1,182)
Total operating expenses	283,621	95,832	(1,161)		32,941		—		411,233
Income (loss) from operations	179,636	(14,724)	1,478		(115,651)		—		50,739
Interest expense	(82,312)	(16,120)	16,120	(AA)	—		(20,001)	(A)	(102,313)
Interest income	11,289	1,171	(1,171)	(AA)	—		—		11,289
Loss on extinguishment of debt	(15,994)	—	—		—		—		(15,994)
Impairment expense	—	(606)	606	(AA)	—		—		—
Other income (expense)	—	(12,048)	14,582	(AA)	—		—		2,534
Income (loss) before income taxes	92,619	(42,327)	31,615		(115,651)		(20,001)		(53,745)
Provision for income taxes (benefit)	29,749	67	—		(22,014)	(EE)	(4,960)	(B)	2,842
Net income (loss)	$62,870	$(42,394)	$31,615		$(93,637)		$(15,041)		$(56,587)

Earnings per share – basic	$1.98								$(1.78)
Weighted-average shares - basic	31,706,429								31,706,429

Earnings per share – diluted	$1.73								$(1.78)
Weighted-average shares - diluted	39,701,693								31,706,429

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The pro forma adjustments have been prepared as if the Acquisition had been consummated on March 31, 2026, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Acquisition had been consummated as of the beginning of fiscal year 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with GAAP. Under this method, the acquired assets and assumed liabilities will be recorded at their respective fair values. Any difference between the purchase price for the Acquisition and the fair value of the identifiable net assets acquired (including intangibles) will be recorded as goodwill. The goodwill resulting from the Acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The Adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analyses are performed.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total transaction costs in connection with the acquisition are estimated to be approximately $38.0 million, which does not include the impacts of any revenue, cost, or other operating synergies that may result from the acquisition or any related restructuring costs that may be contemplated.

Collegium has performed a preliminary review to identify any accounting policy differences between the accounting policies used in Corium’s financial statements and those of the Company, where the impact was potentially material and could be reasonably estimated.

2. Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, the Company reviewed available information related to the accounting policy and financial statement presentation. As a result of that review, certain balances were reclassified from the Corium financial statements so that their presentation would be consistent with that of the Company’s financial statements. These adjustments and reclassifications are based on management’s preliminary analysis.

The following table presents Corium’s adjusted unaudited balance sheet as of March 31, 2026, to conform with that of Collegium (in thousands):

Corium’s Financial Statement Line Item	Collegium’s Financial Statement Line Item	Historical Corium (As Reported)	Reclassification Adjustments	Notes	Corium’s Adjusted Balance Sheet as of March 31, 2026
Assets	Assets
Current assets	Current assets
Cash and cash equivalents	Cash and cash equivalents	$10,299	$—		$10,299
Restricted cash	Restricted cash	10,000	—		10,000
Accounts receivable, net	Accounts receivable, net	58,191	—		58,191
Inventory	Inventory	36,853	—		36,853
Prepaid expenses and other current assets	Prepaid expenses and other current assets	7,667	8,107	(A) (F)	15,774
Total current assets	Total current assets	123,010	8,107		131,117
	Operating lease assets	—	281	(A)	281
Patents, intangible and other assets, net	Intangible assets, net	63,747	—		63,747
Total assets	Total assets	$186,757	$8,388		$195,145
Liabilities and members’ capital	Liabilities and shareholders’ equity
Current liabilities	Current liabilities
Accounts payable	Accounts payable	$8,647	$778	(D)	$9,425
Related party accounts payable		778	(778)	(D)	—
Accrued expenses and other current liabilities	Accrued liabilities	83,023	(66,083)	(B) (C) (E) (F)	16,940
	Accrued rebates, returns and discounts	—	81,661	(B)	81,661
Related party accrued expenses		7,489	(7,489)	(E)	—
Current portion of term debt, net	Current portion of term notes payable	101,347	—		101,347
	Current portion of operating lease liabilities	—	299	(C)	299
Total current liabilities	Total current liabilities	201,284	8,388		209,672
Long-term debt, net	Term notes payable, net of current portion	—	—		—
Total liabilities	Total liabilities	201,284	8,388		209,672
Members’ capital	Shareholders’ equity:
Members’ capital		732,281	—		732,281
Accumulated deficit	Accumulated deficit	(746,808)	—		(746,808)
Total members’ capital	Total shareholders’ equity	(14,527)	—		(14,527)
Total liabilities and members’ capital	Total liabilities and shareholders’ equity	$186,757	$8,388		$195,145

(A)	Represents a reclassification of operating lease right-of-use asset from “Prepaid expenses and other current assets” to “Operating lease assets” to conform to Collegium's financial statement line item.
(B)	Represents a reclassification of reserves for gross to net adjustments from “Accrued expenses and other current liabilities” to “Accrued rebates, returns and discounts” to conform to Collegium's financial statement line item.
(C)	Represents a reclassification of operating lease liabilities from “Accrued expenses and other current liabilities” to “Current portion of operating lease liabilities” to conform to Collegium’s financial statement line item.
(D)	Represents a reclassification from “Related party accounts payable” to “Accounts payable” as the counterparty is not considered to be a related party of the Company.
(E)	Represents a reclassification from “Related party accrued expenses” to “Accrued liabilities” as the counterparty is not considered to be a related party of the Company.
(F)	Represents a reclassification of a contra-liability from "Accrued expenses and other current liabilities" to "Prepaid expenses and other current assets" to conform to Collegium's financial statement presentation.

The following table presents Corium’s adjusted unaudited statement of operations for the three months ended March 31, 2026 to conform with that of Collegium (in thousands):

Corium’s Financial Statement Line Item	Collegium’s Financial Statement Line Item	Historical Corium (As Reported)	Reclassification Adjustments	Notes	Corium’s Adjusted Statement of Operations for the Three months ended March 31, 2026
Product sales, net	Product revenues, net	$24,588	—		$24,588
	Cost of product revenues
	Cost of product revenues (excluding intangible asset amortization)	—	6,770	(A)	6,770
	Intangible asset amortization	—	622	(B)	622
	Total cost of product revenues	—	7,392		7,392
	Gross profit		(7,392)		17,196
Operating expenses	Operating expenses
Cost of product sales		6,770	(6,770)	(A)	—
General and administrative expenses		7,515	(7,515)	(C)	—
Commercial and marketing expenses		12,985	(12,985)	(C)	—
Research and development expenses	Research and development	1,871	(622)	(B)	1,249
	Selling, general and administrative	—	20,500	(C)	20,500
Total operating expense	Total operating expenses	29,141	(7,392)		21,749
Loss from operations	Income (loss) from operations	(4,553)	—		(4,553)
Interest expense	Interest expense	(3,531)	—		(3,531)
Interest income	Interest income	260	—		260
Other income (expense)		(3,777)	—		(3,777)
Loss before provision for income tax	Income (loss) before income taxes	(11,601)	—		(11,601)
Income tax expense	Provision for income taxes	—	—		—
Net loss and comprehensive loss	Net income (loss)	$(11,601)	—		$(11,601)

(A)	Represents the reclassification from “Cost of product sales” to “Cost of product revenues (excluding intangible asset amortization)” to conform to Collegium's financial statement line item.
(B)	Represents the reclassification from “Research and development expenses” to “Intangible asset amortization” to conform to Collegium's financial statement line item.
(C)	Represents the reclassifications from “General and administrative expenses” and “Commercial and marketing expenses” to “Selling, general and administrative” to conform to Collegium's financial statement line item.

The following table presents Corium’s adjusted unaudited statement of operations for the year ended December 31, 2025 to conform with that of Collegium (in thousands):

Corium’s Financial Statement Line Item	Collegium’s Financial Statement Line Item	Historical Corium (As Reported)	Reclassification Adjustments	Notes	Corium’s Adjusted Statement of Operations for the Year ended December 31, 2025
Product sales, net	Product revenues, net	$113,572	—		$113,572
	Cost of product revenues
	Cost of product revenues (excluding intangible asset amortization)	—	31,209	(A)	31,209
	Intangible asset amortization	—	1,255	(B)	1,255
	Total cost of product revenues	—	32,464		32,464
	Gross profit	—	(32,464)		81,108
Operating expenses	Operating expenses
Cost of product sales		31,209	(31,209)	(A)	—
General and administrative expenses		35,938	(35,938)	(C)	—
Commercial and marketing expenses		48,012	(48,012)	(C)	—
Research and development expenses	Research and development	13,137	(1,255)	(B)	11,882
	Selling, general and administrative	—	83,950	(C)	83,950
Total operating expense	Total operating expenses	128,296	(32,464)		95,832
Loss from operations	Income (loss) from operations	(14,724)	—		(14,724)
Interest expense	Interest expense	(16,120)	—		(16,120)
Interest income	Interest income	1,171	—		1,171
Impairment expense		(606)	—		(606)
Other income (expense)		(12,048)	—		(12,048)
Loss before provision for income tax	Income (loss) before income taxes	(42,327)	—		(42,327)
Income tax expense	Provision for income taxes	67	—		67
Net loss and comprehensive loss	Net income (loss)	$(42,394)	—		$(42,394)

(A)	Represents the reclassification from “Cost of product sales” to “Cost of product revenues (excluding intangible asset amortization)” to conform to Collegium's financial statement line item.
(B)	Represents the reclassifications from “Research and development expenses” to “Intangible asset amortization” to conform to Collegium's financial statement line item.
(C)	Represents the reclassifications from “General and administrative expenses” and “Commercial and marketing expenses” to “Selling, general and administrative” to conform to Collegium's financial statement line item.

3. Preliminary Purchase Price Allocation and Related Adjustments

The Company expects to finalize its purchase price allocation within one year of the Closing. In addition, the Company continues to analyze and assess relevant information necessary to determine, recognize and record the purchase price, including the fair value of the contingent consideration and the fair values of the assets acquired and liabilities assumed in the following areas: identifiable intangible assets, inventories, tax assets and liabilities, and certain existing or potential reserves, such as those for legal or contract-related matters. The activities the Company is currently undertaking include, but are not limited to, the following: review of acquired contracts and other contract-related and legal matters, review and evaluation of accounting policies, tax positions, and other tax-related matters. The Company is using a third-party valuation firm to assist management in determining the fair value of the contingent consideration and acquired tangible and identifiable intangible assets. Accordingly, the preliminary recognition and measurement of assets acquired and liabilities assumed as of the Closing and the resulting measurement effects on goodwill are subject to change and such changes may be material. Goodwill is calculated as the difference between the preliminary estimate of fair value of the consideration transferred and the preliminary estimates of fair value assigned to the assets acquired and liabilities assumed.

The Company is obligated to pay up to $135.0 million subject to and conditioned upon the achievement of certain specified milestones. The fair value of the total consideration was approximately $694.4 million, consisting of the following (in thousands):

Fair Value of Purchase Price Consideration	Amount
Fair value of purchase price consideration paid at closing:
Initial cash consideration	$613,574
Cash held in escrow related to indemnification and other settlements	42,000
Deferred payments and contingent consideration:
Fair value of contingent consideration	38,776
Total purchase price consideration	$694,350

The following table sets forth the preliminary allocation of the total consideration to the Company’s preliminary estimates of the fair values of the assets acquired and liabilities assumed at the Closing (in thousands):

Purchase Price Allocation – Pro Forma
Acquired assets
Cash and cash equivalents	$1,991
Accounts receivable, net	58,191
Inventory	72,153
Prepaid expenses and other current assets	15,774
Intangible assets, net	615,547
Total fair value of assets acquired	763,656
Assumed liabilities
Accounts payable	9,425
Accrued liabilities	13,190
Accrued rebates, returns and discounts	81,661
Deferred tax liabilities, net	39,666
Total fair value of liabilities assumed	143,942
Total identifiable net assets acquired	619,714
Goodwill	74,636
Fair value of consideration	$694,350

4. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions, which are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

(A)	The Company acquired substantially all, but not all, of key operating assets of Corium. Specifically, the Company did not acquire the rights to ADLARITY and did not acquire certain other assets or assume certain liabilities. These adjustments reflect the removal of the assets and liabilities that were not part of the Acquisition.

(B)	Reflects the recognition of total purchase consideration of $694.4 million that is comprised of (i) upfront cash consideration of $613.6 million in initial cash, (ii) cash placed into escrow of $42.0 million to be potentially released to the Seller Parties, and (iii) the fair value of contingent consideration of $38.8 million.

(C)	Represents an increase of $35.3 million in Corium’s historical inventory to reflect the estimated fair value as of Closing. The fair value of inventory was estimated based on category, with raw materials measured at replacement cost, work-in-process based on cost incurred and percent completion, and finished goods based on expected net revenue to be recognized upon sale of inventory using a trailing two-year gross margin. Refer to Note 5(BB) below for the corresponding adjustment related to the pro forma recognition of cost of goods manufactured and sold associated with the step-up in inventory value based on historical inventory turnover during the applicable pro forma period.

(D)	Represents an increase of $551.8 million related to the identifiable intangible asset acquired by the Company to reflect the preliminary estimated fair value as of Closing. The amortization expense related to this asset is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Notes 5(B) and 5(CC) below. The preliminary identifiable intangible asset in the unaudited pro forma condensed combined financial information is the On-market product - AZSTARYS. The fair value of AZSTARYS is estimated based on a multi-period excess earnings method which calculates the present value of the estimated revenues and expected future cash flows derived from AZSTARYS. The estimated remaining useful life is 11.5 years. The preliminary estimates of fair value and estimated useful life may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma financial information.

(E)	Reflects the preliminary estimate of the deferred tax impact primarily resulting from the fair value adjustment for the identified intangible asset, partially offset by the acquired net operating losses. The estimate was determined based on applicable statutory tax rates, including the Swiss statutory tax rate of 14.7% for the Swiss-owned intangible asset. The estimate of deferred taxes is preliminary and is subject to change based upon the Company’s final determination of the fair values of the assets acquired and liabilities assumed as well as the applicable statutory tax rates and realizability of the deferred taxes. As of each reporting date, the Company considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. Under Section 382 of the Code, a corporation that undergoes an “ownership change” may be subject to certain limitations on its ability to utilize its net operating losses (“NOLs”) and credits to offset and reduce future taxable income and tax. As such, the Company’s ability to use its NOLs may be limited due to “ownership changes,” including any such “ownership change” that is caused by the Acquisition. Actual results will differ from the amounts reflected in the unaudited pro forma condensed combined financial statements once the final acquisition accounting by the Company has been completed.

(F)	Represents a net adjustment to record the goodwill resulting from the Acquisition, which represents the excess of the preliminary consideration transferred over the fair value of the assets acquired and liabilities assumed. All the goodwill recorded is nondeductible for income tax purposes. The adjustment is provided in the table below (in thousands):

Amount
Fair value of consideration transferred	$694,350
Less: Fair value of net assets acquired	(619,714)
Goodwill resulting from the Acquisition	$74,636

(G)	Reflects the elimination of Corium’s historical equity balances as of March 31, 2026.

(H)	Reflects the adjustment for estimated non-recurring acquisition related transaction costs related to the Acquisition of $32.9 million that were not previously recorded in the historical combined financial statements. These costs are reflected as an increase in accrued liabilities and an increase to accumulated deficit in the unaudited pro forma condensed combined balance sheet. The related income statement adjustments are reflected as described in Note 5(DD).

5. Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 includes the following:

(A)	The Company acquired substantially all, but not all, of key operating assets of Corium. Specifically, the Company did not acquire the rights to ADLARITY and did not acquire certain other assets or assume certain liabilities. These adjustments reflect activities associated with the assets and liabilities which were not specifically acquired and the resulting income tax effects as described in Note 5(C).

(B)	Represents the increase to intangible asset amortization expense of $11.9 million associated with the preliminary fair value of the acquired intangible asset as described in Note 4(D). All amortization expense is associated with the On-market product – AZSTARYS, which is amortized using the straight-line method over the estimated remaining useful life of 11.5 years.

(C)	Represents the income tax effect of the acquisition-related pro forma adjustments using the Swiss statutory tax rate of 14.7% for the Swiss-owned intangible asset amortization for the three months ended March 31, 2026. As the transaction accounting adjustments contained in this unaudited pro forma condensed combined financial information is based on estimates, the actual effective tax rate will likely vary from the effective rate in periods subsequent to the Acquisition. Adjustments to established deferred tax assets and liabilities, as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities, may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 includes the following:

(AA)	The Company acquired substantially all, but not all, of key operating assets of Corium. Specifically, the Company did not acquire the rights to ADLARITY and did not acquire certain other assets or assume certain liabilities. These adjustments reflect activities associated with the assets and liabilities which were not specifically acquired and the resulting income tax effects as described in Note 5(EE).

(BB)	Reflects an increase to cost of product revenues of $35.3 million for the amortization of the fair value step-up to inventory recognized as part of the acquisition accounting. As described in Note 4(C), the Company recorded a fair value step-up to inventory as of Closing, which is expected to be recognized as an increase to cost of goods manufactured and sold as the related inventory is produced and sold. This adjustment reflects the incremental expense associated with the fair value step-up based on historical inventory turnover, which is less than one year. The fair value step-up to inventory was fully amortized and reflected in the cost of product revenues during the year ended December 31, 2025.

(CC)	Represents the increase to intangible asset amortization expense of $47.4 million associated with the preliminary fair value of the acquired intangible asset as described in Note 4(D). All amortization expense is associated with the On-market product – AZSTARYS, which is amortized using the straight-line method over the estimated remaining useful life of 11.5 years.

(DD)	Represents the recognition of non-recurring acquisition related transaction costs of $32.9 million in the year ended December 31, 2025 to match the pro forma timing of the Acquisition as of January 1, 2025. These costs are expected to be incurred by the Company directly associated with the Acquisition and are not yet reflected in the historical financial statements. This amount has been reflected as an increase in selling, general, and administrative expense for the year ended December 31, 2025. These non-recurring expenses are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the Closing.

(EE)	Represents the income tax effect of the pro forma adjustments using applicable statutory tax rates, including the estimated U.S. federal and state statutory tax rate of 24.8% and the estimated Swiss statutory tax rate of 14.7% applicable to the fair value step-up of inventory and intangible assets in Switzerland and other applicable adjustments for the year ended December 31, 2025. The effective tax rate of the combined company could be significantly different than the estimated statutory tax rate assumed for purposes of preparing the unaudited pro forma condensed combined financial information. Adjustments to established deferred tax assets and liabilities, as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities, may occur in conjunction with the finalization of the purchase accounting, and these items could be material.

6. Transaction Accounting Adjustments – Financing to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma financing adjustment reflects the $300.0 million delayed draw term loan (“DDTL”) used to partially fund the Acquisition. The Term Loan and the Revolver are excluded because those facilities were not part of, or impacted by, the Acquisition financing adjustment.

(A)	Reflects adjustments related to the DDTL used to fund the Acquisition as outlined below (in thousands):

Amounts as of March 31, 2026
Cash received from DDTL	$300,000
Reclassification of note discount and deferred financing costs	(4,981)
Total net asset adjustment	295,019
Gross DDTL principal	300,000
Less: note discount	(4,742)
Less: deferred financing costs	(239)
Term notes payable, net	$295,019
Current portion of term notes payable	13,125
Term notes payable, net of current portion	281,894

7. Transaction Accounting Adjustments – Financing to the Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma statements of operations reflect incremental interest expense related to the $300.0 million DDTL as if the financing had been in place as of January 1, 2025. The May 2026 DDTL cash interest rate of 6.39% is assumed to remain in effect throughout the term. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and year ended December 31, 2025 include the following:

(A)	Reflects adjustments related to the DDTL used to fund the Acquisition as outlined below (in thousands):

Amount for the Three Months ended March 31, 2026
Incremental cash interest expense related to DDTL	$4,726
Incremental amortization of debt discount and deferred financing costs	206
Total adjustments to interest expense	$4,932

Amount for the Year ended December 31, 2025
Incremental cash interest expense related to DDTL	$19,168
Incremental amortization of debt discount and deferred financing costs	833
Total adjustments to interest expense	$20,001

(B)	Represents the income tax effect of the pro forma transaction financing adjustments using an estimated U.S. federal and state statutory tax rate of 24.9% for the three months ended March 31, 2026 and 24.8% for the year ended December 31, 2025.